              As filed with the Securities and Exchange Commission
                              on September 6, 2000

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                              PLATO LEARNING, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                         36-3660532
 (State or other jurisdiction of             (I.R.S.Employer Identification No.)
  incorporation or organization)

                           10801 Nesbitt Avenue South
                          Bloomington, Minnesota 55437
                                 (952) 832-1000

     (Address, including ZIP code, and telephone number,including area code, of registrant's principal executive offices)

                              PLATO LEARNING, INC.
                            2000 STOCK INCENTIVE PLAN
                              (Full title of plan)

               John Murray                                     Copy to:
  President, Chief Operating Officer and              Leland E. Hutchinson, Esq.
      Acting Chief Financial Officer                       Winston & Strawn
        10801 Nesbitt Avenue South                       35 West Wacker Drive
       Bloomington, Minnesota 55437                     Chicago, Illinois 60601
              (952) 832-1000                                (312) 558-7336

(Name, address, including ZIP code, and telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

    ----------------------------------------------------------------------------------------------------------------
     Title of securities to be    Amount to be       Proposed           Proposed
            registered             registered        maximum       maximum aggregate
                                                  offering price   offering price (1)   Amount of registration fee
                                                  per share (1)
    ----------------------------------------------------------------------------------------------------------------
    Common Stock, par value      700,000 shrs.       $13.4687          $9,428,090               $2,489.02
    $.01 per share
    ----------------------------------------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(h) of the Securities Act of 1933, as amended, based upon the average of the high and low prices of the common stock, par value $.01 per share, of PLATO Learning, Inc. on the Nasdaq National Market System on August 30, 2000.

                                     PART I
                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

                  The documents containing the information specified in Part I of Form S-8 will be sent or given to participant non-employee directors as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. You may request a copy of these filings at no cost by writing or telephoning us at the following address:
PLATO Learning, Inc., 10801 Nesbitt Avenue South, Bloomington, Minnesota 55437,
Attention: Treasurer, Telephone: (952) 832-1000.

                                     PART II
                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by PLATO Learning, Inc. (the "Company") are incorporated herein by reference:

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1999 (file no. 333-72523);

                  (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Annual Report on Form 10-K referenced above including, without limitation, the Company's Quarterly Reports on Form 10-Q for the quarters ended January 31, 2000 and April 30, 2000 (file no. 333-72523).

                  (c) The description of the Company's common stock, par value $.01 per share (the "Common Stock"), which is contained in the registration statement on Form 8-A filed with the Commission on November 12, 1992 under the Exchange Act, including any subsequent amendment or any report filed for the purpose of updating such description.

                  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

                  Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  The Company is incorporated under the laws of the State of Delaware. Section 145 of the Delaware Law ("Section 145") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not appeared to the best interests of the corporation, and, with respect to any criminal action, had no reasonable cause to believe that this his conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

                  The Company's Bylaws provide for the indemnification of directors and officers of the Company to the fullest extent permitted by Delaware Law. The Company has entered into indemnification agreements with its directors and executive officers which provide indemnification to the full extent permitted by the Company's By-Laws. Such agreements also provide for the advancement to indemnified persons of litigation costs and expenses.

                  The Company's Certificate of Incorporation provides that to the fullest extent permitted by the Delaware Law, a director of the Company shall not be liable to the Company or its stockholders for a breach of fiduciary duty as a director.

                  The Company maintains directors' and officers' liability insurance which insures the directors and officers of the Company and its subsidiaries against damages, judgments, settlements and costs incurred by reason of certain acts committed by such persons in their capacities as officers and directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.

ITEM 8.  EXHIBITS

Exhibit Number                Description of Exhibit
--------------                ----------------------
4.01                          Certificate  of  Incorporation  of the Company  (filed as Exhibit  3.01 to the  Company's
                              Annual  Report on Form 10-K filed with the  Commission  on January 27,  1997,  as amended
                              (the "Annual Report"), and hereby incorporated by reference)

*4.02                         Amended and Restated By-laws of the Company

*4.03                         Form of PLATO Learning, Inc. 2000 Stock Incentive Plan

*5.01                         Opinion of Winston & Strawn as to the legality of the securities being registered

*23.01                        Consent of Winston & Strawn (included in its opinion filed as Exhibit 5.01)

*23.02                        Consent of  PricewaterhouseCoopers LLP

24.01                         Powers of Attorney (included on signature page)

*        Filed herewith.

ITEM 9.  UNDERTAKINGS

                  (a) The undersigned Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Bloomington, State of Minnesota, on September 6, 2000.

                             PLATO LEARNING, INC.


                             By:   /s/ William R. Roach
                                 --------------------------------------------
                                       William R. Roach
                             Chairman of the Board and Chief Executive Officer

                                POWER OF ATTORNEY

                  The undersigned directors and executive officers of PLATO Learning, Inc. do hereby constitute and appoint John Murray and Mary Jo Murphy, and each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below which such person may deem necessary or advisable to enable PLATO Learning, Inc. to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments (including pre-effective and post-effective amendments) hereto; and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on September 6, 2000.

         Signature                                                              Title
         ---------                                                              -----
     /s/ William R. Roach                                     Chairman of the Board, and
--------------------------------------------                  Chief Executive Officer
         William R. Roach


     /s/ John Murray                                          President,  Chief  Operating  Officer,  Acting Chief
--------------------------------------------                  Financial Officer and Director
         John Murray


      /s/ Mary Jo Murphy                                      Vice  President,   Corporate Controller and Chief
--------------------------------------------                  Accounting Officer
         Mary Jo Murphy


     /s/ Jack R. Borsting                                     Director
--------------------------------------------
         Jack R. Borsting


     /s/ Hurdis M. Griffith                                   Director
--------------------------------------------
         Hurdis M. Griffith


     /s/ Vernon B. Lewis                                      Director
--------------------------------------------
         Vernon B. Lewis


     /s/ John L. Krakauer                                     Director
--------------------------------------------
         John L. Krakauer


     /s/ Arthur W. Stellar                                    Director
--------------------------------------------
         Arthur W. Stellar


     /s/ Dennis J. Reimer                                     Director
--------------------------------------------
         Dennis J. Reimer


             INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8

Exhibit
Number                        Description of Exhibit                                                      Page
------                        ----------------------                                                      ----
4.01                          Certificate of Incorporation of the Company (filed as Exhibit 3.01 to the
                              Company's Annual Report on Form 10-K filed with the Commission on
                              January 27, 1997, as amended (the "Annual Report"), and hereby incorporated by reference)

*4.02                         Amended and Restated By-laws of the Company

*4.03                         Form of PLATO Learning, Inc. 2000 Stock Incentive Plan

*5.01                         Opinion of Winston & Strawn as to the  legality  of the  securities  being registered

*23.01                        Consent  of Winston & Strawn  (included  in its  opinion  filed as Exhibit
                              5.01)

*23.02                        Consent of PricewaterhouseCoopers LLP

24.01                         Powers of Attorney (included on signature page)

----------------------
*        Filed herewith.